Exhibit 99.1

SAFEWAY INC. ANNOUNCES

THIRD-QUARTER 2007 EARNINGS

Safeway reports 13% increase in earnings per share

Contact: Julie Hong (925) 467-3832

Pleasanton, CA – October 11, 2007

Results From Operations

Safeway Inc. today reported net income of $194.6 million ($0.44 per diluted share) for the third quarter ended September 8, 2007. Net income in the third quarter of 2006 was $173.5 million ($0.39 per diluted share). This represents a 13% increase in earnings per share.

Sales and Other Revenue

Total sales and other revenue increased 3.9% to $9.8 billion in the third quarter of 2007 compared to $9.4 billion in the third quarter of 2006. Excluding the effect of fuel sales, comparable-store sales increased 3.2% and identical-store sales increased 3.0%.

“Our Lifestyle store rollout, along with innovation in both perishable and non-perishable offerings, continues to generate sales growth in our stores,” said Steve Burd, Chairman, President and CEO. “This coupled with cost reduction efforts continue to drive strong performance.”

Gross Profit

Gross profit margin increased 21 basis points to 28.51% of sales in the third quarter of 2007 compared to 28.30% in the third quarter of 2006, primarily because of lower advertising and supply chain expense.

Operating and Administrative Expense

Operating and administrative expense was 24.51% of sales in the third quarter of 2007, down three basis points from 24.54% in the third quarter of 2006. This improvement is primarily due to increased sales, lower workers’ compensation expense, lower utility expense and store labor as a percentage of sales, partly offset by higher depreciation expense, lower gains on disposal of properties and higher debit and credit card fees.

Interest Expense

Interest expense declined slightly to $89.2 million in the third quarter of 2007 from $90.0 million in the third quarter of 2006 due to lower indebtedness, partly offset by higher average interest rates.

Income Tax Expense

Income tax expense was $112.4 million, or 36.6% of pretax income, in the third quarter of 2007. Income tax expense was $101.8 million, or 37.0% of pretax income, in the third quarter of 2006.

36-Week Results

Net income for the first 36 weeks of 2007 was $587.2 million ($1.32 per diluted share) compared to $562.6 million ($1.25 per diluted share) in the first 36 weeks of 2006. Net income in the first 36 weeks of 2006 benefited from a $58.5 million ($0.13 per diluted share) reduction in income tax expense related to an income tax refund.

The gross profit margin was 28.76% in the first 36 weeks of 2007 compared to 28.68% in 2006. Operating and administrative expense was 24.70% in 2007 compared to 24.87% in 2006.

Stock Repurchases

During the third quarter of 2007, Safeway purchased 395,000 shares of its common stock at an average price of $31.54 per share and a total cost of $12.5 million, including commissions. The remaining board authorization for stock repurchases is $615 million.

Capital Expenditures

Safeway invested $1.2 billion in capital expenditures in the first 36 weeks of 2007. Year to date, the company opened six new Lifestyle stores, completed 158 Lifestyle remodels and closed 29 stores. For the year, the company expects to spend approximately $1.7 billion in capital expenditures, open approximately 20 new Lifestyle stores and complete approximately 260 Lifestyle remodels.

Cash Flow

Net cash flow from operating activities was $1,248.0 million in the first 36 weeks of 2007 compared to $1,453.6 million in the first 36 weeks of 2006. Changes in working capital items used cash of $144.1 million in 2007 and provided cash of $82.9 million in 2006.

Net cash flow used by investing activities, which consists principally of cash paid for property additions, was $1,183.2 million for the first 36 weeks of 2007 compared to $1,097.6 million in 2006.

Financing activities used net cash flow of $90.3 million in the first 36 weeks of 2007. Financing activities used cash of $398.0 million in 2006 primarily due to the higher pay down of maturing long-term debt.

Guidance

Safeway confirmed 2007 guidance for earnings per diluted share of $1.95 to $2.00, non-fuel identical-store sales growth of 3.6% to 3.8% and free cash flow of $400 million to $600 million.

About Safeway

Safeway Inc. is a Fortune 100 company and one of the largest food and drug retailers in North America based on sales. The company operates 1,738 stores in the United States and Canada and had annual sales of $40.2 billion in 2006. The company’s common stock is traded on the New York Stock Exchange under the symbol SWY.

Safeway Conference Call

Safeway’s investor conference call discussing third-quarter results will be broadcast live over the Internet at www.safeway.com/investor_relations at 8:00 AM PDT October 11, 2007. Click on Webcast Events to access the live call. An on-demand webcast of the conference call will also be available for approximately one week following the live call.

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This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, estimates of diluted earnings per share, identical-store sales, capital expenditures, free cash flow, financial and operating results, and Lifestyle stores. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: general business and economic conditions in our operating regions, including the rate of inflation, consumer spending levels, currency valuations, population, employment and job growth in our markets; pricing pressures and competitive factors, which could include pricing strategies, store openings, remodels or acquisitions by our competitors; results of our programs to control or reduce costs, improve buying practices and control shrink; results of our programs to increase sales; results of our continuing efforts to improve corporate brands; results of our programs to improve our perishables departments; results of our promotional programs; results of our capital program; results of our efforts to improve working capital; results of any on-going litigation in which we are involved or any litigation in which we may become involved; the resolution of uncertain tax positions; the ability to achieve satisfactory operating results in all geographic areas where we operate; changes in the financial performance of our equity investments; labor costs, including benefit plan costs and severance payments, or labor disputes that may arise from time to time and work stoppages that could occur in areas where certain collective bargaining agreements have expired or are on indefinite extensions or are scheduled to expire in the near future; failure to fully realize or delay in realizing growth prospects for new business ventures including Blackhawk Network Holdings, Inc. (“Blackhawk”); legislative, regulatory, tax or judicial developments, including with respect to Blackhawk; the cost and stability of fuel, energy and other power sources; unanticipated events or changes in real estate matters, including acquisitions, dispositions and impairments; adverse weather conditions; performance in new business ventures or other opportunities that we pursue, including Blackhawk; the capital investment in and financial results from our Lifestyle stores; the rate of return on our pension assets; and the availability and terms of financing. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and subsequent Current Reports on Form 8-K, for a further discussion of these risks and uncertainties.

SAFEWAY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per-share amounts)

(Unaudited)

	12 Weeks Ended		36 Weeks Ended
	September 8, 2007	September 9, 2006	September 8, 2007	September 9, 2006
Sales and other revenue	$9,784.5	$9,419.8	$28,929.6	$27,681.5
Cost of goods sold	(6,995.1)	(6,753.7)	(20,608.5)	(19,742.6)

Gross profit	2,789.4	2,666.1	8,321.1	7,938.9
Operating and administrative expense	(2,398.4)	(2,312.0)	(7,146.7)	(6,884.9)

Operating profit	391.0	354.1	1,174.4	1,054.0
Interest expense	(89.2)	(90.0)	(268.5)	(274.6)
Other income, net	5.2	11.2	17.4	25.4

Income before income taxes	307.0	275.3	923.3	804.8
Income tax expense	(112.4)	(101.8)	(336.1)	(242.2)

Net income	$194.6	$173.5	$587.2	$562.6

Basic earnings per share	$0.44	$0.39	$1.33	$1.26

Diluted earnings per share	$0.44	$0.39	$1.32	$1.25

Weighted average shares outstanding:
Basic	440.2	443.8	440.2	446.8

Diluted	445.1	447.0	446.1	449.0

SAFEWAY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except per share amounts)

(Unaudited)

	September 8, 2007	December 30, 2006
ASSETS

Current assets:
Cash and equivalents	$197.8	$216.6
Receivables	427.0	461.2
Merchandise inventories	2,602.3	2,642.5
Prepaid expense and other current assets	272.9	245.4

Total current assets	3,500.0	3,565.7

Total property, net	10,351.4	9,773.3

Goodwill	2,401.2	2,393.5
Prepaid pension costs	123.2	137.3
Investment in unconsolidated affiliate	221.2	219.6
Other assets	268.5	184.4

Total assets	$16,865.5	$16,273.8

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current maturities of notes and debentures	$258.1	$790.7
Current obligations under capital leases	38.8	40.8
Accounts payable	2,211.1	2,464.4
Accrued salaries and wages	453.6	485.8
Other accrued liabilities	713.7	819.7

Total current liabilities	3,675.3	4,601.4

Long-term debt:
Notes and debentures	5,022.0	4,428.7
Obligations under capital leases	579.0	607.9

Total long-term debt	5,601.0	5,036.6

Deferred income taxes	216.8	117.4
Pension and postretirement benefit obligations	205.3	204.0
Accrued claims and other liabilities	689.9	647.5

Total liabilities	10,388.3	10,606.9
Stockholders’ equity:
Common stock: par value $0.01 per share 1,500 shares authorized; 588.4 and 582.5 shares issued	5.9	5.8
Additional paid-in capital	4,006.9	3,811.5
Treasury stock at cost; 146.2 and 142.4 shares	(4,322.4)	(4,188.7)
Accumulated other comprehensive income	228.0	94.8
Retained earnings	6,558.8	5,943.5

Total stockholders’ equity	6,477.2	5,666.9

Total liabilities and stockholders’ equity	$16,865.5	$16,273.8

SAFEWAY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	36 Weeks Ended
	September 8, 2007	September 9, 2006
OPERATING ACTIVITIES
Net income	$587.2	$562.6
Reconciliation to net cash flow from operating activities:
Depreciation expense	728.0	673.6
Property impairment charges	20.9	26.4
Stock option expense	35.2	34.7
LIFO expense	6.9	6.9
Equity in earnings of unconsolidated affiliate	(10.5)	(14.0)
Dividend received from unconsolidated affiliate	8.9	—
Net pension expense	50.1	55.1
Contributions to pension plans	(23.5)	(19.3)
Gain on property retirements and lease exit costs, net	(19.4)	(14.0)
(Decrease) increase in accrued claims and other liabilities	(0.6)	49.4
Other	8.9	9.3
Changes in working capital items:
Receivables	(6.9)	(6.3)
Inventories at FIFO cost	74.3	148.3
Prepaid expenses and other current assets	(10.4)	(18.1)
Income taxes	68.2	112.0
Payables and accruals	(128.1)	(72.6)
Payables related to third-party gift cards, net of receivables	(141.2)	(80.4)

Net cash flow from operating activities	1,248.0	1,453.6

INVESTING ACTIVITIES
Cash paid for property additions	(1,236.6)	(1,111.6)
Proceeds from sale of property	90.7	62.7
Other	(37.3)	(48.7)

Net cash flow used by investing activities	(1,183.2)	(1,097.6)

FINANCING ACTIVITIES
Additions to long-term borrowings	1,413.7	995.5
Payments on long-term borrowings	(1,414.4)	(1,423.8)
Repurchase of common stock	(132.5)	(193.1)
Dividends paid on common stock	(81.0)	(70.6)
Net proceeds from exercise of stock options	87.5	31.7
Income tax refund related to prior years’ debt financing	6.5	259.2
Other	29.9	3.1

Net cash flow used by financing activities	(90.3)	(398.0)

Effect of changes in exchange rate on cash	6.7	0.8

Decrease in cash and equivalents	(18.8)	(41.2)

CASH AND EQUIVALENTS
Beginning of period	216.6	373.3

End of period	$197.8	$332.1

SAFEWAY INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

(Dollars in millions)

(Unaudited)

TABLE 1: CAPITAL EXPENDITURES AND OTHER STATISTICAL DATA

	12 Weeks Ended		36 Weeks Ended
	September 8, 2007	September 9, 2006	September 8, 2007	September 9, 2006
Cash capital expenditures	$483.5	$370.3	$1,236.6	$1,111.6
Stores opened	1	4	6	9
Stores closed	3	7	29	17
Lifestyle remodels completed	76	69	158	149
Stores at end of period	1,738	1,767
Square footage (in millions)	79.9	80.8

Fuel sales	$834.6	$796.7	$2,372.7	$2,154.1
Number of fuel stations at end of period	354	325

TABLE 2: RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	(A+B-C) Rolling Four Quarters September 8, 2007		A Year Ended December 30, 2006	B 36 Weeks Ended September 8, 2007	C 36 Weeks Ended September 9, 2006
Net income	$895.2		$870.6	$587.2	$562.6
Add (subtract):
Income taxes	463.3		369.4	336.1	242.2
Interest expense	390.0		396.1	268.5	274.6
Depreciation	1,045.8		991.4	728.0	673.6
LIFO expense	1.2		1.2	6.9	6.9
Stock option expense	51.7		51.2	35.2	34.7
Property impairment charges	33.7		39.2	20.9	26.4
Equity in earnings of unconsolidated affiliate	(17.6)		(21.1)	(10.5)	(14.0)
Dividend received from unconsolidated affiliate	17.9		9.0	8.9	—

Adjusted EBITDA	$2,881.2		$2,707.0	$1,981.2	$1,807.0

Total debt at September 8, 2007	$5,897.9
Less cash and equivalents in excess of $75.0 at September 8, 2007	122.8

Adjusted Debt	$5,775.1

Adjusted EBITDA as a multiple of interest expense	7.39	x
Minimum Adjusted EBITDA as a multiple of interest expense under bank credit agreement	2.00	x

Adjusted Debt to Adjusted EBITDA	2.00	x
Maximum Adjusted Debt to Adjusted EBITDA under bank credit agreement	3.50	x

SAFEWAY INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

(Dollars in millions)

(Unaudited)

TABLE 3: RECONCILIATION OF NET CASH FLOW FROM OPERATING ACTIVITIES TO ADJUSTED EBITDA

	(A+B-C) Rolling Four Quarters September 8, 2007	A Year Ended December 30, 2006	B 36 Weeks Ended September 8, 2007	C 36 Weeks Ended September 9, 2006
Net cash flow from operating activities	$1,969.4	$2,175.0	$1,248.0	$1,453.6
Add (subtract):
Income taxes	463.3	369.4	336.1	242.2
Interest expense	390.0	396.1	268.5	274.6
Deferred income taxes	(1.1)	(1.1)	—	—
Net pension expense	(78.1)	(83.1)	(50.1)	(55.1)
Contributions to pension plans	33.4	29.2	23.5	19.3
Accrued claims and other liabilities	39.2	(10.8)	0.6	(49.4)
Gain on property retirements and lease exit costs, net	23.2	17.8	19.4	14.0
Changes in working capital items	45.6	(181.4)	144.1	(82.9)
Other	(3.7)	(4.1)	(8.9)	(9.3)

Adjusted EBITDA	$2,881.2	$2,707.0	$1,981.2	$1,807.0

TABLE 4: RECONCILIATION OF GAAP CASH FLOW MEASURE TO FREE CASH FLOW*

	36 Weeks Ended		Forecasted Range Fiscal 2007
	September 8, 2007	September 9, 2006
Net cash flow from operating activities, as reported	$1,248.0	$1,453.6
Decrease in payables related to third party gift cards, net of receivables	141.2	80.4

Net cash flow from operating activities, as adjusted	1,389.2	1,534.0	$2,100.0	$2,200.0
Net cash flow used by investing activities	(1,183.2)	(1,097.6)	(1,700.0)	(1,600.0)

Free cash flow	$206.0	$436.4	$400.0	$600.0

*	Excludes cash flow from payables related to third-party gift cards, net of receivables. Cash from the sale of third-party gift cards is held for a short period of time and then remitted, less Safeway’s commission, to card partners. Because this cash flow is temporary, it is not available for other uses and therefore is excluded from the company’s calculation of free cash flow.

TABLE 5: SAME-STORE SALES INCREASES

	Third Quarter 2007
	Comparable- Store Sales Increases	Identical- Store Sales Increases*
As reported	3.2%	2.9%
Excluding fuel sales	3.2%	3.0%

*	Excludes replacement stores